EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198357) of our report dated March 18, 2015, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

March 18, 2015